SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 9, 2004

Date of Report (Date of earliest event reported)

Accredited Home Lenders Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	000-50179	04-3669482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science San Diego, CA	92128
(Address of principal executive offices)	(Zip code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On August 9, 2004, Accredited Home Lenders Holding Co. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Accredited Mortgage Loan REIT Trust, an indirect subsidiary of the Company (“REIT”), and the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by REIT of 3,400,000 of REIT’s 9.75% Series A Perpetual Cumulative Preferred Shares and the related guarantee of the Company. In addition, REIT granted to the Underwriters pursuant to the Underwriting Agreement an over-allotment option to purchase up to an additional 510,000 of REIT’s 9.75% Series A Perpetual Cumulative Preferred Shares.

The transfer agent, registrar and dividend disbursement agent for the 9.75% Series A Perpetual Cumulative Preferred Shares will be Mellon Investor Services LLC.

Item 7. Financial Statements and Exhibits.

The following documents are filed herewith and incorporated by reference into Amendment No. 2 to the Registration Statement (File Nos. 333-117484 and 333-117484-01) of the Company and REIT filed with the Securities and Exchange Commission on Form S-3 under the Securities Act of 1933, as amended:

1.1	Form of Underwriting Agreement among Accredited Home Lenders Holding Co., Accredited Mortgage Loan REIT Trust and the Underwriters named therein

4.1	Specimen certificate for Accredited Mortgage Loan REIT Trust’s Series A Cumulative Redeemable Perpetual Preferred Shares

4.2	Form of Articles Supplementary to Declaration of Trust of Accredited Mortgage Loan REIT Trust

4.3	Form of Guarantee Agreement of Accredited Home Lenders Holding Co.

5.1	Opinion of Venable LLP regarding the legality of Accredited Mortgage Loan REIT Trust’s Series A Cumulative Redeemable Perpetual Preferred Shares

5.2	Opinion of Dewey Ballantine LLP regarding the legality of Accredited Home Lenders Holding Co.’s guarantee of payments on Accredited Mortgage Loan REIT Trust’s Series A Cumulative Redeemable Perpetual Preferred Shares

23.2	Consent of Venable LLP (contained in exhibit 5.1)

23.3	Consent of Dewey Ballantine LLP (contained in exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: August 9, 2004	By:	/s/ RAY W. MCKEWON
	Name:	Ray W. McKewon
	Title:	Executive Vice President